UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 4, 2006 (July 31, 2006)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 31, 2006, SigmaTel, Inc., a Delaware corporation (“SigmaTel”), completed the sale of its PC Audio product line to Integrated Device Technology Inc., a Delaware corporation (“IDT”) pursuant to an Asset Purchase Agreement (“Agreement”), by and between SigmaTel and IDT (the “Sale”). Pursuant to the terms of the Sale, SigmaTel received aggregate consideration of approximately $80 million, which is subject to certain post-closing adjustments, and consists of $72.0 million in cash, an estimated $5.0 million in accounts receivable of the PC Audio product line which are being retained by SigmaTel, and an estimated $3.0 million in accounts payable of the PC Audio product line being assumed by IDT. $7,200,000 of the purchase price was deposited into an escrow account upon closing for purposes of settling indemnification claims for the one-year period following the closing.

Revenues of the PC Audio product line constituted 6.5% of SigmaTel’s total revenues for the year ended December 31, 2005, and 20.2% of SigmaTel’s total revenues for the six months ended June 30, 2006. GAAP gross margin for the PC Audio product line was 42.0% for the year ended December 31, 2005, and 39.5% for the six months ended June 30, 2006. Pursuant to the terms of the Sale, approximately 60 employees and associated contractors were transitioned to IDT. As of June 30, 2006 the assets held for sale related to the Sale included approximately $0.5 million of accounts receivable, $4.7 million of inventory, $1.2 million of property, equipment, and software, $.02 million of intangible assets, $21.0 million of goodwill, and $3.8 million of accounts payable.

In connection with the Sale, SigmaTel and IDT entered into several ancillary agreements, including a transition services agreement designed to ensure a smooth transition of the PC Audio product line to IDT, and an intellectual property license agreement pursuant to which IDT received rights to certain intellectual property being retained by SigmaTel related to the PC Audio product line.

The foregoing description of the Agreement and Sale does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which was previously furnished as Exhibit 2.1 to SigmaTel’s current report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2006.

The press release announcing the closing of the Sale is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 1, 2006, announcing closing of sale of PC Audio Product Line

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006

SIGMATEL, INC.

By:	/S/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and
Secretary

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EXHIBIT INDEX

EXHIBIT NO.
99.1	Press Release, dated August 1, 2006, announcing closing of sale of PC Audio Product Line

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